Exhibit 99(e)(11)

EXHIBIT A

THIS EXHIBIT A is amended and restated as of    May 1, 2017.

FUNDS

TARGET DATE FUNDS

MyDestination 2015 Fund

MyDestination 2025 Fund

MyDestination 2035 Fund

MyDestination 2045 Fund

MyDestination 2055 Fund

ASSET ALLOCATION FUNDS

Conservative Allocation Fund

Balanced Allocation Fund

Growth Allocation Fund

Aggressive Allocation Fund

SELECT FUNDS

Money Market Fund

Low-Duration Bond Fund

Medium-Duration Bond Fund

Extended-Duration Bond Fund

Inflation Protected Bond Fund

Global Bond Fund

Defensive Market Strategies Fund

Equity Index Fund

Global Real Estate Securities Fund

Value Equity Fund

Growth Equity Fund

Small Cap Equity Fund

International Equity Index Fund

International Equity Fund

Emerging Markets Equity Fund

Global Natural Resources Equity Fund

Strategic Alternatives Fund

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

Foreside Funds Distributors LLC

By:
Name:
Title:

GuideStone Funds

By:
Name:	Melanie Childers
Title:	Vice President - Fund Operations